Exhibit 99.1

Wilson Greatbatch Technologies, Inc. Reports Third Quarter Results

    CLARENCE, N.Y.--(BUSINESS WIRE)--Nov. 9, 2004--Wilson Greatbatch Technologies, Inc. (the "Company") (NYSE: GB) today reported its results for the third quarter ended September 30, 2004.

    Business Summary

    --  As previously announced -

        -- Executed a new supply agreement with Medtronic, Inc. to provide sub-assembly for most of its Cardiac Rhythm
            Management ("CRM") and Neurostimulation devices.

        --  Extended the current supply agreement with St. Jude
            Medical, Inc. ("St. Jude") through the end of 2008.

        --  Amended the current supply agreement with Guidant
            Corporation to include QHR cell pricing, our next generation medical battery technology.

        -- Hired Thomas J. Hook as Executive Vice President and Chief Operating Officer.

    -- Experienced a 20% decline in sales during the quarter primarily due to lower sales volume to one major CRM customer.

    -- On schedule to complete construction of new advanced battery manufacturing plant in Alden, New York and assembly plant in Tijuana, Mexico in the first quarter of 2005.

    -- Successfully implemented the ERP business platform at three plants during the quarter and implemented the final existing plant last week.

    Net sales totaled $45.2 million during the third quarter of 2004, a decrease of 20% from the third quarter of 2003. Net income totaled $3.0 million, a decrease of 61% from the prior year, and diluted earnings per share were $0.14, a decrease of 61% from the prior year.
    Edward F. Voboril, Chairman, President and Chief Executive Officer commented, "Our financial performance was ahead of expectations. The expense controls that were put in place during the second quarter were effective in partially mitigating the impact of the lower demand and reflect our ability to quickly adjust spending to changes in sales volume. In terms of our long-term strategic initiatives, the extension of our supply agreement with St Jude through 2008 reinforces our long-standing relationship, which spans over twenty-five years. I'm also pleased to report that we remain on track with the construction of our new Tijuana, Mexico assembly plant and with our new advanced battery manufacturing plant, both of which are scheduled to come on-line during the first quarter of 2005. Furthermore, we expect to deliver implantable QHR batteries in the fourth quarter of 2004. QHR represents a major advancement in Implantable Cardioverter Defibrillator ("ICD") battery technology. All of these initiatives represent important progress in the Company's strategic direction," Voboril concluded.

    Sales Summary

    The following table summarizes the Company's sales by business unit and major product line for the third quarters in 2004 and 2003 (in thousands):


Business Unit/Product Lines                     2004    2003       %
                                              3rd Qtr 3rd Qtr  Change
- ----------------------------------------------------------------------
Implantable Medical Components ("IMC"):
- ----------------------------------------------------------------------
       ICD Batteries                            7,687 $10,603     -28%
- ----------------------------------------------------------------------
       Pacemaker & Other Batteries              4,116   6,121     -33%
- ----------------------------------------------------------------------
       ICD Capacitors                           4,103   7,869     -48%
- ----------------------------------------------------------------------
       Feedthroughs                             9,533  14,086     -32%
- ----------------------------------------------------------------------
       Enclosures                               5,631   6,235     -10%
- ----------------------------------------------------------------------
       Other                                    6,676   4,693     +42%
- ----------------------------------------------------------------------
Total Implantable Medical Components           37,746  49,607     -24%
- ----------------------------------------------------------------------
Electrochem Power Solutions ("EPS")             7,431   6,728     +10%
- ----------------------------------------------------------------------
    Total Sales                               $45,177 $56,335     -20%
- ----------------------------------------------------------------------


    Volume accounted for 21% of the 24% decrease in IMC sales, and price reductions accounted for the remaining 3%. The 10% increase in EPS sales represents higher volume from customers in the oil and gas industry.

    Profit & Loss Summary

    The following table summarizes selected information derived from the condensed consolidated statement of operations for the third quarters in 2004 and 2003 (in thousands):


                                                2004    2003       %
                                              3rd Qtr 3rd Qtr  Change
- ----------------------------------------------------------------------
Gross Profit                                  $17,402 $23,960     -27%
- ----------------------------------------------------------------------
Gross Margin                                     38.5%   42.5%
- ----------------------------------------------------------------------

- ----------------------------------------------------------------------
SG&A Expenses                                  $6,913  $7,290     - 5%
- ----------------------------------------------------------------------
SG&A Expenses as % of Sales                      15.3%   12.9%
- ----------------------------------------------------------------------

- ----------------------------------------------------------------------
RD&E Expenses, net                             $4,156  $3,953      +5%
- ----------------------------------------------------------------------
RD&E Expenses, net as % of Sales                  9.2%    7.0%
- ----------------------------------------------------------------------

- ----------------------------------------------------------------------
Operating Income                               $4,913 $11,796     -58%
- ----------------------------------------------------------------------
Operating Margin                                 10.9%   20.9%
- ----------------------------------------------------------------------

- ----------------------------------------------------------------------
Effective Tax Rate                               25.5%   28.8%
- ----------------------------------------------------------------------


    Approximately 280 basis points of the 400 basis point decrease in overall gross margin were related to the price decreases in the IMC product lines. The remaining decrease in the gross margin was primarily related to the unfavorable impact of spreading fixed manufacturing costs over lower production volumes in the IMC segment.
    The lower SG&A expense is primarily due to the continued effect of cost controls put in place during the second quarter of 2004.
    The higher RD&E expense is primarily due to the inclusion of the former NanoGram Devices, which was acquired during the first quarter of 2004.
    The lower effective income tax rate is due to various state planning initiatives realized in the current quarter. The year-to-date effective tax rate is 29.5%.

    Outlook

    The Company expects total sales for 2004 to be in the range of $195-$200 million, compared to $195-$205 million as previously projected. The Company expects fully diluted earnings per share for 2004 to be in the range of $0.64-$0.68, compared to $0.50-$0.57 as previously projected. The Company expects capital spending for 2004 of $45-$50 million.
    For the full year 2005, based on current expectations, the Company is projecting sales of $200-$220 million, compared to a range of $207 to $230 million as previously projected. The Company anticipates updating this projection as well as providing profitability and capital spending guidance for 2005 at a later date.

    Financial Discussion

    The Emerging Issues Task Force ("EITF") recently reached a consensus that will require the Company to account for the dilutive effect of its $170 million contingently convertible debt in its diluted earnings per share computations, regardless of whether the market price contingency has been met. When the Company adopts this consensus in the fourth quarter of 2004, it anticipates it will restate its diluted earnings per share for the 2nd, 3rd and 4th quarters of 2003, the full year 2003, and the 1st and 2nd quarters of 2004. For the 3rd quarter of 2004 and for the anticipated results of the 4th quarter and full year 2004, the impact would be anti-dilutive and therefore will not be adjusted.
    During October 2004 the President signed the American Jobs Creation Act of 2004. Among other provisions, this Act significantly changes the tax treatment of foreign sales activities and domestic manufacturing operations. The Company is currently analyzing the impact of this change on its future operating results.

    Conference Call

    Mr. Voboril and Lawrence P. Reinhold, the Company's Executive Vice President and Chief Financial Officer, will discuss third quarter 2004 financial results in a conference call scheduled for today, Tuesday, November 9, at 5:00 p.m. EDT. The conference call will be webcast live and is accessible through the Company's website at www.greatbatch.com or at CCBN's individual investor center at www.companyboardroom.com. The webcast will also include presentation visuals. The webcast will be archived on both websites for future on-demand replay.

    Forward-Looking Statements

    Some of the statements in this press release and other written and oral statements made from time to time by the company and its representatives are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the
Company: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate and integrate acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K, including Exhibit 99.1 thereto, and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    About Wilson Greatbatch Technologies

    Wilson Greatbatch Technologies, Inc. (NYSE: GB) is a leading developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications.
Additional information about the Company is available at www.greatbatch.com.


                 WILSON GREATBATCH TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                              (Unaudited)
                            (In thousands)

ASSETS                                      September 30, December 31,
                                                    2004        2003
Current assets:
  Cash and cash equivalents                         $ 77,801 $119,486
  Short-term investments                               6,064   11,559
  Accounts receivable, net                            28,777   23,726
  Inventories                                         33,348   28,598
  Prepaid expenses and other current assets            1,328    3,591
  Refundable income taxes                                575      583
  Deferred income taxes                                3,163    3,163
  Asset available for sale                             3,600    3,658
                                                     -------- --------
          Total current assets                       154,656  194,364

Property, plant, and equipment, net                   83,146   63,735
Intangible assets, net                                65,061   51,441
Goodwill                                             156,759  119,521
Deferred income taxes                                  2,896    2,896
Other assets                                           5,009    6,286
                                                     -------- --------
Total assets                                        $467,527 $438,243
                                                     ======== ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                  $  3,077 $  4,091
  Accrued expenses and other current liabilities      18,147   18,968
  Current portion of long-term debt                      809      850
                                                     -------- --------
           Total current liabilities                  22,033   23,909

Long-term debt, net of current portion                 1,138      928
Convertible subordinated notes                       170,000  170,000
Deferred income taxes                                 20,026    7,251
Other long-term liabilities                                -      815
                                                     -------- --------
           Total liabilities                         213,197  202,903
                                                     -------- --------

Stockholders' equity:
  Preferred stock                                          -        -
  Common stock                                            21       21
  Additional paid-in capital                         211,812  207,969
  Deferred stock-based compensation                     (615)  (1,185)
  Treasury stock, at cost                                  -     (179)
  Retained earnings                                   43,112   28,714
                                                     -------- --------
           Total stockholders' equity                254,330  235,340
                                                     -------- --------
Total liabilities and stockholders' equity          $467,527 $438,243
                                                     ======== ========



                 WILSON GREATBATCH TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                              (Unaudited)
                (In thousands except per share amounts)

                                      Three months     Nine months
                                         ended          ended
                                     September 30,     September 30,
                                     2004  2003(*)     2004  2003(*)

Sales                              $45,177 $56,335  $153,644 $166,994
Cost of sales                       27,775  32,375    89,249   97,004
                                    ------- -------  -------- --------
       Gross profit                 17,402  23,960    64,395   69,990
Selling, general and
 administrative expenses             6,913   7,290    20,227   23,127
Research, development and
 engineering costs, net              4,156   3,953    14,725   13,148
Amortization of intangible assets    1,074     796     2,925    2,424
Other operating expense, net           346     125     3,524      272
                                    ------- -------  -------- --------
     Operating income                4,913  11,796    22,994   31,019
Interest expense                     1,144   1,154     3,448    2,952
Interest income                       (244)   (253)     (802)    (384)
Early extinguishment of debt             -       -         -    1,603
Other expense (income), net            (75)    (25)      (75)    (113)
                                    ------- -------  -------- --------
     Income before income taxes      4,088  10,920    20,423   26,961
Provision for income taxes           1,042   3,144     6,025    8,196
                                    ------- -------  -------- --------
     Net income                    $ 3,046 $ 7,776  $ 14,398 $ 18,765
                                    ======= =======  ======== ========

Diluted earnings per share         $  0.14 $  0.36  $   0.67 $   0.87

Diluted average shares outstanding  21,495  21,623    21,517   21,507

(*) Reclassed for consistency with 2004 presentation.


    CONTACT: Wilson Greatbatch Technologies, Inc.
             Lawrence P. Reinhold, 716/759-5602
             lreinhold@greatbatch.com
             or
             Anthony W. Borowicz, 716/759-5809
             tborowicz@greatbatch.com